Ex 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use, in the registration statement on Form SB-2 of Pop N Go, Inc., of our report dated January 19, 2006 on our audit of the financial statements of Pop N Go, Inc. as of September 30, 2005 and the results of its operations and cash flows for each of the two years then ended, and the reference to us under the caption "Experts".



/S/ Kabani & Company, Inc.
-----------------------------
Kabani & Company, Inc.
Los Angeles, California

August 11, 2006